Exhibit 99

For more information, contact:

Rebecca R. Eckert

Chief Accounting Officer

(502) 329-2000

SYPRIS REPORTS SECOND QUARTER RESULTS

SATELLITE AND DEEP SPACE PROGRAMS DRIVE 25% INCREASE IN ORDERS

LOUISVILLE, KY (August 18, 2026) – Sypris Solutions, Inc. (Nasdaq/GM: SYPR) today reported financial results for its second quarter ended July 5, 2026.

HIGHLIGHTS

●	Orders increased 25% sequentially for the Company, driven by a 54% increase in bookings at Sypris Electronics for satellite and deep space programs, and subsea fiber-optic data network systems.
●	Orders for energy products remained strong during the period, resulting in a 12% increase in bookings for the first half of 2026 when compared to the prior-year period.
●	Revenue for Sypris Technologies increased 5.6% year over year and 19.9% sequentially, driven by the resurgent expansion of the commercial vehicle market and strong energy product sales.
●	Gross profit for Sypris Technologies increased 28% year over year and 94% sequentially, reflecting an improvement in margins of 330 and 710 basis points, respectively.
●

Revenue for Sypris Electronics increased 15.4% sequentially, with the outlook for the balance of the year poised for substantial additional growth driven by robust orders and improved material availability.

“The escalation of geopolitical conflicts in the Middle East has accelerated demand for inventory replenishment and critical technology upgrades, thereby placing a premium on rapid, efficient scaling,” commented Jeffrey T. Gill, President and Chief Executive Officer. “Sypris Electronics, with its advanced production capabilities, deep technical expertise and strong market position, is uniquely equipped to capitalize on these dynamics. While material availability and a series of temporary operational headwinds impacted our performance during the first half of 2026, we are actively resolving these challenges to unlock our full earnings potential going forward.

“Orders for our energy products increased 12% year over year in the first half of 2026, with strong backlog and expected orders on several large projects. Additional growth opportunities may emerge from new global initiatives addressing rising LNG demand and the massive surge in electricity required by AI-related data centers. Furthermore, we are actively pursuing applications for our products in adjacent markets including carbon capture and defense applications to further diversify our industry and customer portfolios.

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Sypris Reports Second Quarter Results

August 18, 2026

“As we cross the midpoint of 2026, the North American commercial vehicle market has transitioned into what may prove to be an extended expansion cycle, reflecting increasing fleet profitability, accelerating freight rates and rising infrastructure demand.”

Second Quarter Results

The Company reported revenue of $30.3 million for the second quarter of 2026, compared to $31.4 million for the prior-year comparable period. Additionally, the Company reported a net loss of $3.1 million, or $0.14 per share, compared with a net loss of $2.1 million, or $0.09 per share, for the prior-year period. Results for the second quarter of 2026 included $2.1 million in abnormally high expenses for healthcare, unabsorbed overhead, foreign exchange variances, charges for scrap and accruals for excess and obsolete inventory as compared to the prior-year period.

For the six months ended July 5, 2026, the Company reported revenue of $56.2 million compared to $60.9 million for the first half of 2025. The Company reported a net loss of $7.2 million compared with a net loss of $3.0 million for the prior-year period. Results for the six months ended July 5, 2026, included $4.5 million in increased expenses for healthcare, unabsorbed overhead, foreign exchange variances, charges for scrap and accruals for excess and obsolete inventory as compared to the prior-year period.

Sypris Technologies

Revenue for Sypris Technologies was $14.9 million in the second quarter of 2026 compared to $14.1 million for the prior-year period, reflecting strong energy product sales. Additionally, the commercial vehicle market began to rebound during the second quarter from the cyclical decline experienced over the prior year. Gross profit for the second quarter of 2026 was $2.7 million, or 18.5% of revenue, compared to $2.1 million, or 15.2% of revenue, for the same period in 2025. Gross profit for the second quarter of 2026 was positively impacted by the increase in volumes, partially offset by a $0.5 million unfavorable impact from foreign currency exchange rates for our Mexican subsidiary.

Sypris Electronics

Revenue for Sypris Electronics was $15.5 million in the second quarter of 2026 compared to $17.3 million for the prior-year period as a result of material availability issues in addition to customer design changes on certain new programs, which pushed out delivery dates. Gross profit for the second quarter of 2026 was a loss of $0.8 million, or (4.9%) of revenue, compared to $0.4 million, or 2.5% of revenue, for the same period in 2025. Material availability issues have delayed certain customer deliveries, limited our ability to ramp up production in response to customer demand for certain products and have caused out-of-sequence manufacturing, which increases costs and decreases operational efficiency. Additionally, gross profit for the second quarter of 2026 reflected the impact of $0.7 million of charges for excess and obsolete inventory taken during the period.

Outlook

Commenting on the future, Mr. Gill added, “We expect the challenging operating environment to improve as we move through 2026. Backed by our robust backlog and recent program wins, we are optimistic that the balance of the year will reflect both accelerating top line growth and vastly improved operational performance.”

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Sypris Reports Second Quarter Results

August 18, 2026

About Sypris Solutions

Sypris Solutions provides products and engineering, design, and manufacturing services for a variety of critical infrastructure sectors, including energy, space, communications, defense, transport, chemical, and water. Sypris serves its customers globally through its operations located in North America. For more information about the Company, please visit its website at www.sypris.com.

Forward Looking Statements

This press release contains “forward-looking” statements within the meaning of the federal securities laws. Forward-looking statements include our plans and expectations of future financial and operational performance. Each forward-looking statement herein is subject to risks and uncertainties, as detailed in our most recent Form 10-K and Form 10-Q and other SEC filings. Briefly, we currently believe that such risks also include the following: the fees, costs and supply of, or access to, debt, equity capital, or other sources of liquidity; the termination or non-renewal of existing contracts by customers; our failure to achieve and maintain profitability on a timely basis by steadily increasing our revenues from profitable contracts with a diversified group of customers, which would cause us to continue to use existing cash resources or require us to sell assets to fund operating losses; volatility of our customers’ forecasts and our contractual obligations to meet current scheduling demands and production levels, which may negatively impact our operational capacity and our effectiveness to integrate new customers or suppliers, and in turn cause increases in our inventory and working capital levels; cost, quality and availability or lead times of raw materials such as steel, component parts (especially electronic components), natural gas or utilities including increased cost relating to inflation, as well as the impact of existing or future tariffs, trade restrictions or other changes in trade policy imposed by the United States or foreign governments; our reliance on a few key customers, third party vendors and sub-suppliers; significant delays or reductions due to a prolonged continuing resolution or U.S. government shutdown reducing the spending on products and services that Sypris Electronics provides; risks of foreign operations, including foreign currency exchange rate risk exposure, which could impact our operating results; the cost, quality, timeliness, efficiency and yield of our operations and capital investments, including the impact of inflation, tariffs, product recalls or related liabilities, employee training, working capital, production schedules, cycle times, scrap rates, injuries, wages, overtime costs, freight or expediting costs; inventory valuation risks including excessive or obsolescent valuations or price erosions of raw materials or component parts on hand or other potential impairments, non-recoverability or write-offs of assets or deferred costs; our failure to successfully complete final contract negotiations with regard to our announced contract “orders”, “wins” or “awards”; our ability to maintain compliance with the Nasdaq listing standards, including without limitation minimum closing bid price and stockholders’ equity; our failure to successfully win new business or develop new or improved products or new markets for our products; war, geopolitical conflict, terrorism, or political instability, international tensions or other disruptions, such as the conflicts involving Russia and Ukraine, Israel and Hamas, the U.S., Israel and Iran, and other developments in the Middle East, including those arising out of international sanctions, foreign currency fluctuations and other economic impacts; adverse impacts of new technologies or other competitive pressures which increase our costs or erode our margins; the costs and supply of insurance on acceptable terms and with adequate coverage; unanticipated or uninsured product liability claims, disasters, public health crises, losses or business risks; breakdowns, relocations or major repairs of machinery and equipment, especially in our Toluca Plant; the costs of compliance with our auditing, regulatory or contractual obligations; pension valuation, health care or other benefit costs; dependence on, retention or recruitment of key employees and highly skilled personnel and distribution of our human capital; our reliance on revenues from customers in the oil and gas and automotive markets, with increasing consumer pressure for reductions in environmental impacts attributed to greenhouse gas emissions and increased vehicle fuel economy; labor relations; strikes; union negotiations; disputes or litigation involving governmental, supplier, customer, employee, creditor, stockholder, premises liability, personal injury, product liability, warranty or environmental claims; failure to adequately insure or to identify product liability, environmental or other insurable risks; costs associated with environmental or other claims relating to properties previously owned; our inability to patent or otherwise protect our inventions or other intellectual property rights from potential competitors or fully exploit such rights which could materially affect our ability to compete in our chosen markets; changes in licenses, security clearances, or other legal rights to operate, manage our work force or import and export as needed; cybersecurity threats and disruptions, including ransomware attacks on our systems and the systems of third-party vendors and other parties with which we conduct business, all of which may become more pronounced in the event of geopolitical conflicts and other uncertainties, such as the conflict in Ukraine; risks related to owning our common stock, including increased volatility; possible public policy response to a public health emergency, including U.S. or foreign government legislation or restrictions that may impact our operations or supply chain; or other risks and uncertainties including those that are currently unknown or that we currently deem immaterial. We undertake no obligation to update our forward-looking statements, except as may be required by law.

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Sypris Reports Second Quarter Results

August 18, 2026

SYPRIS SOLUTIONS, INC.

Financial Highlights

(In thousands, except per share amounts)

	Three Months Ended
	July 5,	June 29,
	2026	2025
	(Unaudited)
Revenue	$30,341	$31,426
Net loss	$(3,113)	$(2,051)
Loss per common share:
Basic	$(0.14)	$(0.09)
Diluted	$(0.14)	$(0.09)
Weighted average shares outstanding:
Basic	22,421	22,285
Diluted	22,421	22,285

	Six Months Ended
	July 5,	June 29,
	2026	2025
	(Unaudited)
Revenue	$56,152	$60,934
Net loss	$(7,239)	$(2,950)
Loss per common share:
Basic	$(0.32)	$(0.13)
Diluted	$(0.32)	$(0.13)
Weighted average shares outstanding:
Basic	22,374	22,214
Diluted	22,374	22,214

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Sypris Reports Second Quarter Results

August 18, 2026

Sypris Solutions, Inc.

Consolidated Statements of Operations

(in thousands, except for per share data)

	Three Months Ended		Six Months Ended
	July 5,	June 29,	July 5,	June 29,
	2026	2025	2026	2025
	(Unaudited)		(Unaudited)
Net revenue:
Sypris Technologies	$14,882	$14,097	$27,294	$27,670
Sypris Electronics	15,459	17,329	28,858	33,264
Total net revenue	30,341	31,426	56,152	60,934
Cost of sales:
Sypris Technologies	12,136	11,954	23,129	23,420
Sypris Electronics	16,224	16,888	30,221	31,564
Total cost of sales	28,360	28,842	53,350	54,984
Gross profit (loss):
Sypris Technologies	2,746	2,143	4,165	4,250
Sypris Electronics	(765)	441	(1,363)	1,700
Total gross profit	1,981	2,584	2,802	5,950
Selling, general and administrative	4,437	4,025	8,860	7,521
Operating loss	(2,456)	(1,441)	(6,058)	(1,571)
Interest expense, net	502	381	1,032	683
Other expense, net	192	224	332	389
Loss before taxes	(3,150)	(2,046)	(7,422)	(2,643)
Income tax (benefit) expense, net	(37)	5	(183)	307
Net loss	$(3,113)	$(2,051)	$(7,239)	$(2,950)
Loss per common share:
Basic	$(0.14)	$(0.09)	$(0.32)	$(0.13)
Diluted	$(0.14)	$(0.09)	$(0.32)	$(0.13)
Dividends declared per common share	$-	$-	$-	$-
Weighted average shares outstanding:
Basic	22,421	22,285	22,374	22,214
Diluted	22,421	22,285	22,374	22,214

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Sypris Reports Second Quarter Results

August 18, 2026

Sypris Solutions, Inc.

Consolidated Balance Sheets

(in thousands, except for share data)

	July 5,	December 31,
	2026	2025
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash and cash equivalents	$5,882	$6,770
Accounts receivable, net	10,499	9,846
Inventory, net	50,515	52,463
Other current assets	11,098	10,808
Total current assets	77,994	79,887
Property, plant and equipment, net	15,499	16,004
Operating lease right-of-use assets	6,988	7,333
Other assets	4,731	4,587
Total assets	$105,212	$107,811
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$12,440	$10,270
Accrued liabilities	44,530	49,428
Operating lease liabilities, current portion	1,310	1,019
Finance lease obligations, current portion	495	622
Equipment financing obligations, current portion	492	526
Working capital line of credit	500	500
Loan payable, current portion	153	-
Note payable - related party, current portion	2,000	-
Total current liabilities	61,920	62,365

Operating lease liabilities, net of current portion	6,160	6,673
Finance lease obligations, net of current portion	3,827	4,021
Equipment financing obligations, net of current portion	665	846
Loan payable, net of current portion	916	-
Note payable - related party	9,993	11,993
Other liabilities	10,007	4,123
Total liabilities	93,488	90,021
Stockholders’ equity:
Preferred stock, par value $0.01 per share, 975,150 shares authorized; no shares issued	-	-
Series A preferred stock, par value $0.01 per share, 24,850 shares authorized; no shares issued	-	-
Common stock, non-voting, par value $0.01 per share, 10,000,000 shares authorized; no shares issued	-	-
Common stock, par value $0.01 per share, 30,000,000 shares authorized; 23,047,946 shares issued and 23,026,433 outstanding in 2026 and 23,051,483 shares issued and 23,029,970 outstanding in 2025	230	230
Additional paid-in capital	158,499	157,996
Accumulated deficit	(132,189)	(124,950)
Accumulated other comprehensive loss	(14,816)	(15,486)
Treasury stock, 21,513 in 2026 and 2025	-	-
Total stockholders’ equity	11,724	17,790
Total liabilities and stockholders’ equity	$105,212	$107,811

Note: The balance sheet at December 31, 2025, has been derived from the audited consolidated financial statements at that date but does not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

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Sypris Reports Second Quarter Results

August 18, 2026

Sypris Solutions, Inc.

Consolidated Cash Flow Statements

(in thousands)

	Six Months Ended
	July 5,	June 29,
	2026	2025
	(Unaudited)
Cash flows from operating activities:
Net loss	$(7,239)	$(2,950)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,513	1,407
Deferred income taxes	-	129
Stock-based compensation expense	657	565
Deferred loan costs amortized	2	3
Provision for excess and obsolete inventory	1,080	105
Non-cash lease expense	346	483
Other noncash items	153	266
Contributions to pension plans	(145)	(169)
Changes in operating assets and liabilities:
Accounts receivable	(654)	114
Inventory	946	8,187
Other assets, current and non-current	(481)	1,815
Accounts payable	2,162	(2,636)
Accrued and other liabilities	1,184	(11,754)
Net cash used in operating activities	(476)	(4,435)

Cash flows from investing activities:
Capital expenditures	(575)	(161)
Net cash used in investing activities	(575)	(161)

Cash flows from financing activities:
Proceeds from loan payable	1,159	-
Proceeds from note payable - related party	-	3,000
Principal payments on loan payable	(91)	-
Principal payments on finance lease obligations	(356)	(737)
Principal payments on equipment financing obligations	(274)	(266)
Indirect repurchase of shares for minimum statutory tax withholdings	(154)	(102)
Net cash provided by financing activities	284	1,895

Effect of exchange rate changes on cash balances	(121)	(622)

Net decrease in cash and cash equivalents	(888)	(3,323)

Cash and cash equivalents at beginning of period	6,770	9,675

Cash and cash equivalents at end of period	$5,882	$6,352

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